Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (333-199955, 333-192596) and Forms S-8 (Nos. 333-128430, 333-147107, 333-169001 and 333-196363) of Builders FirstSource, Inc. of our report dated March 3, 2015, relating to the financial statements  and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.  We also consent to the references to us under the heading “Selected Financial Data” in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Dallas, Texas

March 3, 2015